Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 3, 2015 relating to the Terasquare Co., Ltd. financial statements, which appears in the Current Report on Form 8-K/A Amendment No. 1 dated December 7, 2015.

/s/ Yeil Accounting Corporation.

Seoul, Korea
January 5, 2016